EXECUTION COPY


                       FIRST HORIZON ASSET SECURITIES INC.

                FIRST HORIZON MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HE4

                                 TERMS AGREEMENT
                           (to Underwriting Agreement,
                             dated December 22, 2004
                    between the Company and the Underwriter)

First Horizon Asset Securities Inc.                            December 22, 2004
4000 Horizon Way
Irving, Texas 75063

      FTN Financial Capital Markets (the "Underwriter") agrees, subject to the terms and provisions herein and of the captioned Underwriting Agreement (the "Underwriting Agreement"), to purchase the respective principal balances such Classes of Series 2004-HE4 Certificates specified in Section 2(a) hereof (the "Certificates"). This letter supplements and modifies the Underwriting Agreement solely as it relates to the purchase and sale of the Certificates described below. The Series 2004-HE4 Certificates are registered with the Securities and Exchange Commission by means of an effective Registration Statement (No. 333-119657). Capitalized terms used and not defined herein have the meanings given them in the Underwriting Agreement.

      Section 1. The Mortgage Pool: The Series 2004-HE4 Certificates shall be secured primarily by a pool consisting of mortgage loans identified by the Depositor and transferred to the Trust on the Closing Date and described in the prospectus supplement (the "Statistical Calculation Mortgage Loans"). The Mortgage Loans will have the following characteristics as of December 1, 2004 (the "Cut-off Date"):

      (a) Aggregate  Principal  Amount of the Statistical  Calculation  Mortgage
      Loans: $236,305,552.93 aggregate principal balance as of the Statistical Calculation Date.

      (b) Original Terms to Maturity: The original term to maturity with respect to substantially all of the Mortgage Loans is 180 months.

      Section 2. The Notes. The Certificates shall be issued as follows:

      Classes: The Certificates shall be issued with the following Class designations, interest rates and principal balances:

                      Principal            Interest           Class Purchase
       Class           Balance               Rate            Price Percentage
       -----           -------               ----            ----------------
     Class A-1        $132,632,000       LIBOR + 0.15%            99.700%
     Class A-2         $58,022,000          4.070%                99.700%
     Class A-3         $14,267,000          4.685%                99.700%
     Class A-4         $16,384,000          5.303%                99.700%
     Class A-5         $15,000,000          4.610%                99.700%

      The Certificates shall have such other characteristics as described in the related Prospectus.

      Section 3. Purchase Price: The Purchase Price for each Class of the Certificates shall be the Class Purchase Price Percentage therefor (as set forth in Section 2(a) above) of the initial Class Certificate Principal Balance thereof

      Section 4. Required Ratings: The Certificates shall have received Required Ratings of at least "AAA" from S&P and "Aaa" from Moody's.

      Section 5. Tax Treatment: One or more elections will be made to treat the assets of the Trust Fund as a REMIC.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Underwriter and the Company.

                                                   Very truly yours,



                                                   FTN FINANCIAL CAPITAL MARKETS




                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FIRST HORIZON ASSET SECURITIES INC.



By:
   -----------------------------
   Name:
   Title:

FIRST HORIZON HOME LOAN CORPORATION

By:
   -----------------------------
   Name:
   Title:

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